THIS DEBENTURE AND ATTACHED WARRANTS, AND THE SECURITIES INTO WHICH THE WARRANTS ARE CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REIGSTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.  FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

CONVERTIBLE DEBENTURE AGREEMENT

10% Debenture

Dated March 11, 2011

$70,000.00

This Convertible Debenture Agreement is issued by SEFE Inc. a Nevada corporation (the “Company”), to Westpac Communications, Inc., a Nevada corporation (together with their permitted successors and assigns, collectively referred to herein as the “Holders”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I

Section 1.01                      Principal and Interest.  For value received, on February 14, 2012 (the “Due Date”), the Company hereby promises to pay to the order of the Holders, in lawful money of the United States of America and in immediately available funds, the principal sum of US $70,000.00 (the “Principal Amount”), together with interest on the unpaid principal of this Debenture at the rate of ten percent (10%) per year (computer on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid.  The Company shall have the option to repay the entire principal amount and all accrued interest at any time on or before the Due Date.

Section 1.02                      Automatic Prepay.  At the closing of a private placement offering that nets the Company a minimum of Two Million Dollars (US $2,000,000.00) (the “Financing”) by the Company (the closing of the Financing shall be referred to herein as a “Triggering Event”) (the term “closing” shall mean the date the Company receives at least $2,000,000.00 from the Financing), all of the Principal Amount of this Debenture and all accrued by unpaid interest on that principal (the “Repayment Amount”) shall automatically, and without further action by the Company or Holders, be due and payable to Holders by the Company.  Upon the occurrence of a Triggering Event, the Company shall, within one (1) business day, deliver to Holders the Repayment Amount.

Section 1.03                      Interest Payments.  All accrued interest shall be due and payable on the Due Date and not before.  However, the Company in its sole and absolute discretion, may make interest payments in cash (via wire transfer or certified funds) in advance of the Due Date.  Such payments shall be made to the person in whose name this Debenture is registered.

Section 1.04                      Prepayment.  The Company may prepay this Debenture in whole or in part on any date without premium or penalty; provided, however, any partial prepayment, when made, shall be credited first to interest then due and payable.  The remainder of each such payment shall be then credited to the unpaid principal indebtedness evidenced by the provisions of this Debenture, and interest thereupon shall cease to accrue on any amounts so credited to such unpaid principal.  No partial prepayment shall extend or postpone the due date of any subsequent payment, unless Holders shall otherwise first agree in writing.  Holders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments to any portion of the indebtedness evidenced by the provisions of this Debenture.

ARTICLE II

Section 2.01                      Conversion.  At any time after February 14, 2011 (the “Issue Date”), until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the sole discretion of the Company, at any time prior to the Due Date.  The Company shall effect conversions by delivering to the Holder a written notice of conversion (“Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted.  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

Section 2.02                      Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to $0.50, subject to adjustment herein (the “Conversion Price”).

Section 2.03                      Conversion Procedure.  The number of issuable upon a conversion (“Conversion Shares”) hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

Section 2.04                      Delivery of Certificate Upon Conversion.  Not later than three (3) Trading Days after each Conversion Date (the “Delivery Date”), the Company shall deliver to the Holder, by express courier, a certificate or certificates, which shall represent the number of shares of Common Stock being acquired upon the conversion of this Debenture.  If in the case of any Notice of Conversion such certificate or certificates are not delivered to, or as directed by the Holder, by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Debenture tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Section 1.01 shall be payable through the date notice of rescission is given to the Company.

Section 2.05                      Reservation of Shares Issuable Upon Conversion.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

Section  2.06                      Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

Section 2.07                      Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 2.08                      Adjustments.  If the Company, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Debentures); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

ARTICLE III

Section 3.01                      Amendments and Waiver of Default.  This Debenture may not be amended without the consent of the Holders.  Notwithstanding the above, without the consent of the Holders, the Debenture may be amended by the Company to cure any ambiguity, defect or inconsistency, to provide assumption of the Company’s obligations to the Holders or to make any change that does not adversely affect the rights of the Holders.

ARTICLE IV

Section 4.01                      Events of Default.  An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within thirty (30) days of the date of maturity of this Debenture; (b) failure by the Company for fifteen (15) days after notice to it to comply with any of its other agreements in the Debenture; (c) events of bankruptcy or insolvency.  Upon the occurrence of an Event of Default, Holders is required to provide the Company with written notice of its belief an Event of Default has occurred.  The Company shall have thirty (30) days from such notice to cure any default.  If the Event of Default is not cured within the cure period, the Holders may, in its sole discretion, accelerate full repayment of this Debenture and all accrued interest or may, notwithstanding any limitations contained in this Debenture, including the restrictions set forth in Section 1.02 hereof, convert this Debenture and all accrued interest hereon into shares of Common Stock pursuant to Section 1.02.

ARTICLE V

Section 5.01                      Re-issuance of Debenture.  When the Holders elects to convert a part of this Debenture, then the Company shall reissue a new Debenture in the same for as this Debenture to reflect the new principal amount.

ARTICLE VI

Section 6.01                      Notice.  Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:	SEFE INC.
1900 University Dr.
Tempe, Arizona 85281

If to the Holders:	Westpac Communications Inc.
3812 N. Gallatin St.
Mesa, Arizona 85215

Section 6.02                      Governing Law.  This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the appropriate court sitting in the State of Nevada, County of Clark, in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 6.03                      Severability.  The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04                      Entire Agreement and Amendments.  This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein.  This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05                      Counterparts.  This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

[Signature on following page]

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Debenture as of the date first written above.

SEFE, INC.

Signed:	/s/ Wayne Rod

Name:	Wayne Rod

Title:	President / Secretary / Treasurer